As filed with the Securities and Exchange Commission on October 30, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIDWESTONE FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Iowa	42-1206172
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

102 South Clinton Street

Iowa City, Iowa 52240

(319) 356-5800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Charles N. Funk

Chief Executive Officer and President

MidWestOne Financial Group, Inc.

102 South Clinton Street

Iowa City, Iowa 52240

(319) 356-5800

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert M. Fleetwood, Esq.

Zack S. Christensen, Esq.

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 West Madison Street, Suite 3900

Chicago, Illinois 60606

(312) 984-3100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Warrant to Purchase Common Stock, $1.00 par value, and underlying shares of Common Stock (1)	198,675	$12.08	(2)	$2,399,994	(2)	$133.92

Total:				$2,399,994		$133.92

(1)	The registrant is registering (a) a warrant to purchase 198,675 shares of common stock with an initial per share exercise price of $12.08 (b) the 198,675 shares of common stock issuable upon exercise of such warrant, and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(2)	Calculated in accordance with Rule 457(i) with respect to the per share exercise price of the warrant of $12.08.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated October 30, 2009

Warrant to Purchase up to 198,675 Shares of Common Stock

198,675 Shares of Common Stock

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of a warrant to purchase up to 198,675 shares of our common stock at an exercise price of $12.08 per share, subject to adjustment as described in this prospectus (the “Warrant”), and the shares of our common stock issuable from time to time upon exercise of the Warrant. In this prospectus, we refer to the Warrant and the shares of common stock issuable upon exercise of the Warrant, collectively, as the “securities.” The Warrant and 16,000 shares of our Series A Fixed Rate Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”) were originally issued by us pursuant to the Letter Agreement, dated February 6, 2009, incorporating the terms of the Securities Purchase Agreement – Standard Terms (together, the “Purchase Agreement”), between us and the United States Department of the Treasury (“Treasury”) as part of the Troubled Asset Relief Program Capital Purchase Program (the “Capital Purchase Program”) in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Treasury (also referred to herein as the “initial selling securityholder”) and its successors, including transferees (collectively, the “selling securityholders”), may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, prices related to prevailing market prices or negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions, if any. We will not receive any proceeds from any sale of the securities by the selling securityholders.

The Warrant is not listed on an exchange, and we do not intend to list the Warrant on any exchange unless requested to do so by the initial selling securityholder. Our common stock is listed on the NASDAQ Global Select Market under the symbol “MOFG.” On October 29, 2009, the closing sale price of our common stock on the NASDAQ Global Select Market was $8.35 per share. You are urged to obtain current market quotations of the common stock.

Investing in the securities offered by this prospectus involves risks. Purchasers of securities should read and consider the information set forth in “Risk Factors” on page 2 of this prospectus and in the accompanying prospectus supplement, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities offered hereby are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is                             , 2009.

In this prospectus, the terms “Company,” “we,” “us,” and “our” or similar terms refer to MidWestOne Financial Group, Inc. and its consolidated subsidiaries, collectively (unless the context indicates another meaning). This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration, or continuous offering, process. Under this process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is offering to sell, and is seeking offers to buy, the securities only in jurisdictions where offers and sales of the securities are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference in this prospectus is correct as of any time subsequent to the date of such information.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may also add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read this prospectus and, if applicable, any prospectus supplement together with the additional information provided under the heading “Where You Can Find Additional Information.”

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read this entire prospectus, including the “Risk Factors” section, and the documents incorporated by reference, which are described under “Documents Incorporated By Reference” in this prospectus.

MidWestOne Financial Group, Inc.

We are a bank holding company headquartered in Iowa City, Iowa. Our principal assets are the shares of stock of our bank subsidiary, MidWestOne Bank, and our non-bank subsidiaries. As of June 30, 2009, we had total assets of approximately $1.573 billion, deposits of approximately $1.197 billion and shareholders’ equity of approximately $147.5 million.

We conduct a full service community banking, trust and insurance agency business through our wholly-owned subsidiaries. MidWestOne Bank is an Iowa-chartered bank located in Iowa City, Iowa, and has 29 branch locations, plus its specialized Home Loan Center, in 15 counties throughout central and east-central Iowa. The deposit accounts of MidWestOne Bank are insured by the FDIC’s Deposit Insurance Fund, and it is a member of the Federal Reserve System. MidWestOne Insurance Services, Inc., headquartered in Oskaloosa, Iowa, is a full-service insurance agency that offers a wide range of insurance plans to individuals and businesses.

Our full service banking businesses includes the customary consumer and commercial products and services which banks provide. Deposit products offered include checking and other demand deposit accounts, NOW accounts, savings accounts, money market accounts, certificates of deposit, individual retirement accounts and other time deposits. MidWestOne Bank offers commercial and industrial, agricultural, real estate mortgage and consumer loans. Other products and services include debit cards, automated teller machines, on-line banking and safe deposit boxes. The principal service consists of making loans to and accepting deposits from individuals, businesses, governmental units and institutional customers. MidWestOne Bank also has a trust and investment department through which it offers a variety of trust and investment services, including administering estates, personal trusts, conservatorships, pension and profit-sharing funds and providing property management, farm management, custodial services, financial planning, investment management and retail brokerage (through an agreement with a third-party registered broker-dealer).

Our principal executive office is located at 102 South Clinton Street, Iowa City, Iowa 52240, and our phone number is (319) 356-5800. Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find Additional Information” and “Documents Incorporated by Reference” in this prospectus.

Securities Being Offered

The securities being offered by this prospectus consist of (i) the Warrant, or portions thereof, which expires on February 6, 2019, to purchase 198,675 shares of our common stock at an exercise price of $12.08 per share, subject to adjustment as described in this prospectus, and (ii) the shares of our common stock which may be purchased upon exercise of the Warrant. We issued the Warrant on February 6, 2009 to the Treasury pursuant to the Capital Purchase Program. Concurrent with the issuance of the Warrant, we sold to Treasury 16,000 shares of our Series A Preferred Stock, liquidation preference amount $1,000 per share, for an aggregate purchase price of $16 million. The issuances of the Warrant and the Series A Preferred Stock were completed in a private placement to Treasury exempt from the registration requirements of the Securities Act. We were required under the terms of the related Purchase Agreement between us and Treasury to register for resale the Warrant and the shares of our common stock underlying the Warrant. The terms of the Warrant are described under “Description of the Warrant.” The Purchase Agreement between us and Treasury was attached as Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on February 6, 2009 and incorporated into this prospectus by reference. See “Documents Incorporated By Reference.”

RISK FACTORS

An investment in our securities involves a number of risks. You should consider carefully the risks and uncertainties and the risk factors set forth in the documents and reports we file with the SEC that are incorporated by reference into this prospectus, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements, within the meaning of such term in the Private Securities Litigation Reform Act of 1995, with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode,” “predict,” “suggest,” “project,” “appear,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” “likely,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. The factors that could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries are detailed in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the SEC on May 8, 2009, which is incorporated by reference in this prospectus. In addition to the risk factors described or incorporated by reference in that section, there are other general factors that may impact any public company, including ours, which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries.

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

USE OF PROCEEDS

All of the securities offered pursuant to this prospectus are being offered by the selling securityholders listed under “Selling Securityholders.” We will not receive any proceeds from any sale of the securities by the selling securityholders.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the Warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the Warrant, a copy of which was attached as an exhibit to our Current Report on Form 8-K, filed on February 6, 2009, and incorporated by reference into this prospectus. See “Documents Incorporated by Reference.”

Shares of Common Stock Subject to the Warrant

The Warrant is initially exercisable into up to 198,675 shares of our common stock at an exercise price of $12.08 per share. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $16,000,000, which is equal to 100% of the aggregate liquidation preference of the Series A Preferred Stock, the number of shares of common stock underlying the Warrant then held by the selling securityholders will be reduced by 50% to 99,338 shares. The number of shares subject to the Warrant are subject to the further adjustments described below under the heading “Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the Warrant is $12.08 per share of common stock for which the Warrant may be exercised. The Warrant may be exercised at any time on or before February 6, 2019 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding by us of such number of shares of common stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our common stock on the trading day on which the Warrant is exercised or, if agreed to by us and the holder of the Warrant, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to further adjustments described below under the heading “Adjustments to the Warrant.”

Upon exercise of the Warrant, certificates for the shares of common stock issuable upon exercise will be issued to the holder of the Warrant. We will not issue fractional shares upon any exercise of the Warrant. Instead, the holder of the Warrant will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the Warrant may be exercised.

Rights as a Shareholder

The holder of the Warrant shall not have any of the rights or privileges of a holder of our common stock, including any voting rights, until (and then only to the extent) the Warrant has been exercised. The initial selling securityholder has agreed not to exercise any voting rights with respect to any shares of our common stock issued upon exercise of the Warrant.

Transferability

Except as otherwise described in the next paragraph pursuant to American Recovery and Reinvestment Act of 2009, which we refer to herein as ARRA, the initial selling securityholder may not transfer a portion of the Warrant with respect to more than 99,338 shares of our common stock until the earlier of the date on which we have received aggregate gross proceeds from a qualified equity offering of at least $16,000,000 and December 31, 2009. The Warrant, and all rights under the Warrant, are otherwise transferable.

Notwithstanding the foregoing, under the provisions of ARRA, as implemented by guidance issued by the U.S. Treasury, if we redeem 100% of the Series A Preferred Stock prior to February 6, 2012, which was the earliest date on which we could redeem the Series A Preferred Stock from sources other than the proceeds of a qualified equity offering prior to the enactment of ARRA, we must either repurchase the Warrant from the initial selling securityholder for its appraised fair market value, which will be determined pursuant to a procedure established by the initial selling securityholder, or issue the initial selling securityholder substitute warrants that are identical to the Warrant except that the substitute warrants will permit the initial selling securityholder to immediately liquidate the warrants, including by selling them to third-party investors in an auction process.

Adjustments to the Warrant

The number of shares of our common stock issuable upon exercise of the Warrant (the “Warrant Shares”) and the Warrant exercise price will be adjusted upon occurrence of certain events as follows:

In the case of stock splits, subdivisions, reclassifications or combinations of common stock. The number of Warrant Shares and the exercise price for the Warrant will be proportionately adjusted in the event we pay dividends or make distributions of our common stock, or subdivide, combine or reclassify shares of our common stock.

In the case of issuance of our common stock (or convertible securities) for less than 90% of the market price of our common stock on the last trading day preceding the date of the agreement on pricing such shares. Until the earlier of (i) the date on which the initial selling securityholder no longer holds the Warrant or any portion thereof and (ii) February 6, 2012, if we issue shares of our common stock (or securities convertible or exercisable into shares of our common stock) for less than 90% of the market price of our common stock on the last trading day prior to pricing such shares, the number of Warrant Shares and the exercise price for the Warrant will be proportionately adjusted. Adjustments will not be made if shares are issued as part of merger consideration, benefit or compensation plans, a registered or Rule 144A offering, or preemptive rights existing as of February 6, 2009.

Other Distributions. In the event we make a distribution of securities, evidences of indebtedness, assets, cash, rights or warrants to holders of our common stock, the exercise price of the Warrant and the number of Warrant Shares will be proportionately adjusted.

In the case of a pro rata repurchase of our common stock. A “pro rata repurchase” is defined as any repurchase of shares of common stock by us pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder, or any other offer available to substantially all holders of our common stock. In any such transaction, the exercise price of the Warrant and the number of Warrant Shares will be proportionately adjusted.

In the case of a merger, consolidation, statutory share exchange, reclassification of our common stock or similar transaction that requires the approval of our shareholders (any such transaction, a “business combination”). In the event of a business combination, the right of the holder of the Warrant to receive the Warrant Shares will be converted into the right to exercise the Warrant to acquire the number of shares of stock or other securities or property (including cash) which the holder of the Warrant would have been entitled to receive upon consummation of the business combination if the holder of the Warrant had exercised the Warrant prior to such business combination.

Repurchase of the Warrant

Following the redemption of all of the outstanding Series A Preferred Stock held by the initial selling securityholder or the transfer of the Series A Preferred Stock to one or more unaffiliated third parties, we would be entitled to repurchase, in whole or in part, the Warrant at the fair market value of the Warrant. We are permitted to redeem the shares of Series A Preferred Stock at any time, provided that we redeem a minimum of 25% of the aggregate value of the Series A Preferred Stock as of February 6, 2009.

PLAN OF DISTRIBUTION

We are registering the securities covered by this prospectus for the selling securityholders.

We will pay the costs and fees of registering the securities covered by this prospectus and other expenses related to the registration of the securities to the extent required by the Purchase Agreement. However, we will not pay any underwriting discounts or commissions or other amounts payable to underwriters, dealers or agents, or any transfer taxes or other expenses associated with the sale of the securities, on behalf of the selling securityholders. Pursuant to the Purchase Agreement, we have agreed to provide certain indemnification to the selling securityholders against certain liabilities in connection with this offering.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of the securities.

When selling the securities, the selling securityholders may enter into one or more, or a combination of, hedging transactions with financial institutions, which we refer to as “counterparties,” in which the selling securityholders:

•	enter into transactions involving short sales of the securities by counterparties;

•	sell securities short themselves and redeliver such securities to close out their short positions; or

•

enter into option, forward or other types of transactions that require the selling securityholders to deliver securities to a counterparty, who may resell or transfer the securities under this prospectus.

The selling securityholders may negotiate and pay broker-dealers’ commissions, discounts or concessions for their services. Broker-dealers engaged by a selling securityholder may allow other broker-dealers to participate in resales. The selling securityholders and any broker-dealers involved in the sale or resale of the securities may qualify as “underwriters” within the meaning of Section 2(11) of the Securities Act. In addition, the broker-dealers’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act. If any selling securityholder qualifies as an “underwriter,” such selling securityholder will be subject to the prospectus delivery requirements of the Securities Act.

In addition to selling the securities under this prospectus, the selling securityholders may transfer the securities in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. Moreover, the selling securityholders may decide not to sell any securities offered hereby.

The selling securityholders and any underwriters and distribution participants will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares by the selling securityholders. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market-making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to special exceptions or exemptions. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of these limitations may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Underwriters and others who are deemed to be underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by the selling securityholders that any material arrangement has been entered into with a broker-

dealer for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement may disclose:

•	the name of the selling securityholders and of the participating broker-dealer(s);

•	the number of securities involved;

•	the price at which such securities were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

•	other facts material to the transaction.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition, the selling securityholders may transfer the shares by other means not described in this prospectus.

SELLING SECURITYHOLDERS

On February 6, 2009, we issued the Warrant covered by this prospectus, along with the Series A Preferred Stock, to Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	the Warrant to purchase up to 198,675 shares of our common stock at an exercise price of $12.08 per share, subject to adjustment as described in this prospectus; and

•	198,675 shares of our common stock issuable upon exercise of the Warrant, which shares, if issued, would represent ownership of approximately 2.3% of our common stock as of June 30, 2009.

For purposes of this prospectus, we have assumed that, after completion of the offering, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities, subject to restrictions on exercise of voting rights on the shares of common stock issuable upon exercise of the Warrant as described in “Description of Warrant to Purchase Common Stock” above.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all, some, or none of the securities pursuant to this offering, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

LEGAL MATTERS

The validity of the Warrant and the securities offered hereby will be passed upon for us by our special counsel in the State of Iowa, Bradley & Riley PC.

EXPERTS

The consolidated financial statements of MidWestOne Financial Group, Inc. as of and for the year ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008, have been incorporated by reference in this prospectus and registration statement in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of MidWestOne Financial Group, Inc. as of December 31, 2007, and for each of the years in the two-year period ended December 31, 2007, have been incorporated in this registration statement by reference from our Annual Report on Form 10-K for the year ended December 31, 2008, have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm, as set forth in their report thereon included in our Annual Report on Form 10-K, and are incorporated by reference herein in reliance upon such report given on the authority of McGladrey & Pullen, LLP as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This permits us to disclose important information to you by referring to these separately filed documents. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update the information in this prospectus. This historical and future information that is incorporated by reference in this prospectus is considered to be part of this prospectus and can be obtained at the locations described above under the heading “Where You Can Find Additional Information.” The information included elsewhere in this prospectus and the following documents incorporated by reference in this prospectus is considered to be part of this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 16, 2009, as amended on March 24, 2009;

•

Our Current Reports on Form 8-K filed with the SEC on January 23, 2009, February 6, 2009, February 13, 2009 (except for information furnished under Item 2.02), April 24, 2009 (except for information furnished under Item 2.02), May 29, 2009, July 28, 2009 (except for information furnished under Item 2.02), August 10, 2009, August 13, 2009 and October 28, 2009 (except for information furnished under Item 2.02);

•

The description of our common stock, par value $1.00 per share, in the prospectus, dated January 22, 2008, constituting a part of Amendment No. 2 to our Registration Statement on Form S-4 filed with the SEC on January 22, 2008 (File No. 333-147628), contained under the heading “Description of ISBF Capital Stock and Comparison of Shareholder Rights” in the prospectus, and all amendments or reports filed for the purpose of updating such description; and

•

Any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act, after the date of this document, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequently filed document which also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide you with a copy of any information that we incorporate by reference into the registration statement on Form S-3 or this prospectus, at no cost, by writing or calling us. Requests for such materials should be directed to:

MidWestOne Financial Group, Inc.

Attention: Corporate Secretary

102 South Clinton Street

Iowa City, Iowa 52240

Telephone number: (319) 356-5800

We also have filed a registration statement with the SEC relating to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described in “Where You Can Find Additional Information.” The registration statement may contain additional information that may be important to you.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities covered by this registration statement. We will pay all of these expenses. All expenses other than the SEC registration fee are estimated.

Approximate Amount
SEC Registration Fee	$133.92
Accounting Fees and Expenses	5,000.00
Legal Fees and Expenses	8,000.00
Miscellaneous	1,000.00

Total	$14,133.92

Item 15. Indemnification of Directors and Officers.

Under the Iowa Business Corporation Act (“IBCA”), we must indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the Company against reasonable expenses incurred by the director in connection with the proceeding.

Under our amended and restated articles of incorporation, we will indemnify and advance expenses to any director or officer of the Company who was or is a party or witness, or is threatened to be made a party or witness, to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including grand jury proceedings, by reason of the fact that such person is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a member, director, trustee, officer, partner, employee or agent of another corporation or entity, against reasonable costs, expenses, attorney’s fees, judgments, fines, penalties and amounts reasonably paid in settlement to the extent actually incurred by such person in connection with the claim, action, suit or proceeding, or in connection with an appeal thereof, to the full extent of and in a manner consistent with and limited by the IBCA. Entitlement to indemnification is conditioned upon the Company being afforded the opportunity to participate directly on behalf of such officer or director in the claim, action, suit or proceeding or any settlement discussions relating thereto.

Under the IBCA, we may indemnify only those directors and officers who have met the relevant standard of conduct under the IBCA, which includes acting in good faith and not against the best interests of the corporation. We may not indemnify a director or officer in connection with a proceeding by or in the right of the corporation (except to the extent of the reasonable expenses incurred by the director or officer in the proceeding) or where the director or officer received an improper financial benefit. Additionally, we may not indemnify an officer in connection with any proceeding for liability arising out of conduct that constitutes an intentional infliction of harm on the Company or its shareholders, or an intentional violation of criminal law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We also carry Directors’ and Officers’ liability insurance in the amount of $9.0 million.

Item 16. Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of MidWestOne Financial Group, Inc. filed with the Secretary of State of the State of Iowa on March 14, 2008 (incorporated by reference to Exhibit 3.3 to the Company’s Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-147628) filed with the SEC on January 22, 2008), as amended by the Articles of Amendment (First Amendment) filed with the Secretary of State of the State of Iowa on January 23, 2009 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2009) and the Articles of Amendment (Second Amendment) filed with the Secretary of State of the State of Iowa on February 4, 2009 (containing the Certificate of Designations for the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2009).

3.2	Amended and Restated By-laws of MidWestOne Financial Group, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2009).

4.1	Form of stock certificate representing MidWestOne Financial Group, Inc.’s Series A Fixed Rate Cumulative Perpetual Preferred Stock (incorporated by reference from Exhibit 4.1 of the Company’s Form 8-K filed with the SEC on February 6, 2009).

4.2	Warrant to Purchase Common Stock of MidWestOne Financial Group, Inc., dated February 6, 2009 (incorporated by reference from Exhibit 4.2 of the Company’s Form 8-K filed with the SEC on February 6, 2009).

5.1	Opinion of Bradley & Riley PC (including consent).

10.1	Letter Agreement, dated February 6, 2009, between MidWestOne Financial Group, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant (incorporated by reference from Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on February 6, 2009).

23.1	Consent of KPMG LLP.

23.2	Consent of McGladrey & Pullen, LLP.

23.3	Consent of Bradley & Riley PC (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to the registration statement).

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1)        to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)        to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(A)        Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iowa City, State of Iowa, on October 30, 2009.

MIDWESTONE FINANCIAL GROUP, INC.

By:	/s/ Charles N. Funk
Charles N. Funk
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Charles N. Funk and Gary J. Ortale, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Charles N. Funk and Gary J. Ortale, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles N. Funk	President and Chief Executive	October 30, 2009
Charles N. Funk	Officer
(principal executive officer)

/s/ Gary J. Ortale	Executive Vice President	October 30, 2009
Gary J. Ortale	and Chief Financial Officer
(principal financial officer and principal accounting officer)

/s/ W. Richard Summerwill	Chairman of the Board	October 30, 2009
W. Richard Summerwill

/s/ Charles S. Howard	Vice Chairman of the Board	October 30, 2009
Charles S. Howard

/s/ Richard R. Donohue	Director	October 30, 2009
Richard R. Donohue

/s/ John S. Koza	Director	October 30, 2009
John S. Koza

/s/ Sally K. Mason	Director	October 30, 2009
Sally K. Mason

/s/ Kevin W. Monson	Director	October 30, 2009
Kevin W. Monson

/s/ John P. Pothoven	Director	October 30, 2009
John P. Pothoven

/s/ James G. Wake	Director	October 30, 2009
James G. Wake

/s/ Robert D. Wersen	Director	October 30, 2009
Robert D. Wersen

/s/ Stephen L. West	Director	October 30, 2009
Stephen L. West

/s/ R. Scott Zaiser	Director	October 30, 2009
R. Scott Zaiser

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of MidWestOne Financial Group, Inc. filed with the Secretary of State of the State of Iowa on March 14, 2008 (incorporated by reference to Exhibit 3.3 to the Company’s Amendment No. 2 to Registration Statement on Form S-4 (File No. 333-147628) filed with the SEC on January 22, 2008), as amended by the Articles of Amendment (First Amendment) filed with the Secretary of State of the State of Iowa on January 23, 2009 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2009) and the Articles of Amendment (Second Amendment) filed with the Secretary of State of the State of Iowa on February 4, 2009 (containing the Certificate of Designations for the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A) (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 6, 2009).

3.2	Amended and Restated By-laws of MidWestOne Financial Group, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 23, 2009).

4.1	Form of stock certificate representing MidWestOne Financial Group, Inc.’s Series A Fixed Rate Cumulative Perpetual Preferred Stock (incorporated by reference from Exhibit 4.1 of the Company’s Form 8-K filed with the SEC on February 6, 2009).

4.2	Warrant to Purchase Common Stock of MidWestOne Financial Group, Inc., dated February 6, 2009 (incorporated by reference from Exhibit 4.2 of the Company’s Form 8-K filed with the SEC on February 6, 2009).

5.1	Opinion of Bradley & Riley PC (including consent).

10.1	Letter Agreement, dated February 6, 2009, between MidWestOne Financial Group, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant (incorporated by reference from Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on February 6, 2009).

23.1	Consent of KPMG LLP.

23.2	Consent of McGladrey & Pullen, LLP.

23.3	Consent of Bradley & Riley PC (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to the registration statement).